UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
August 20, 2016

Puravita Corporation
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
 (State or Other Jurisdiction of Incorporation)

333-202520	27-5414104
(Commission File Number)	(IRS Employer Identification No.)

1730 Holly Ave, El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

818.865.1700
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of  the following provisions (see General Instruction A.2. below):

   [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [ ]   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [ ]   Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [ ]   Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

On August 20, 2016,  pursuant to a majority vote of the shareholders and ratification by the Board of Directors, it was decided to appoint KPMG as the corporations independent auditor.   An 8k with full Item 4.01 detail will be filed upon the formal engagement of KPMG.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2016, pursuant to a majority vote of the shareholders and ratification by the Board of Directors, the following were appointed as officers and directors each with 5 year executive employment agreements.

Mr.Joseph R. Cellura—Chairman of the Board of Directors and Creative Managing Director.

Mr. Michael F. Ghiselli—Vice Chairman of the Board of Directors and Chief Operating Officer.

Mr. Alden Lee Hanson—Member of the Board of Directors and President.

Mr. Seymour H. Knox IV—Member of the Board of Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 20, 2016, pursuant to a majority vote of the shareholders and ratification by the Board of Directors, the name of the corporation will be changed to ADMtech, Inc.

On August 20, 2016, pursuant to a majority vote of the shareholders and ratification by the Board of Directors, Micheal F. Ghiselli shall designate and reserve for issuance from treasury Series A, Series B, and Series C and to establish an ESOP.

On August 20, 2016, pursuant to a majority vote of the shareholders and ratification by the Board of Directors, the corporation will increase its authorized shares to 35 million, designate a series A Founders Super Majority Voting Preferred class, designate a series B convertible preferred class for the purpose of financing with a 1: 1 conversion in an amount to be determined by the Board of Directors to establish a pre-money valuation and offering amount at which time a shareholder consent vote will be established by the series "A" to effect the size of the offering., and designate a series C class of common stock with the 8 million shares.

Item 8.01 Other Events.

On August 20, 2016, pursuant to a majority vote of the shareholders and ratification by the Board of Directors, the corporation will offer up to $250,000,000 in an equity and convertible preferred transaction(s).

On August 20, 2016, pursuant to a majority vote of the shareholders and ratification by the Board of Directors, the corporation will change its business plan and focus to the purchase, design development, architectural development, technology project management, operation and ownership of real property.

On August 20, 2016, pursuant to a majority vote of the shareholders and ratification by the Board of Directors, the corporation will engage DLA Piper as its general legal counsel and authorize the appointment of KPMG as SEC auditors.

The corporation has concluded it S-1 419 offering having sold 629,000 shares to a total of 20 investors.   The offering was formally closed on October 19, 2016.

On August 20, 2016, pursuant to a majority vote of the shareholders and ratification by the Board of Directors, the corporation will establish a capital markets advisory agreement for the purpose of advising on the adequate and timely offer by the company for its future financing and establishing relations with market makers.

On August 20, 2016, pursuant to a majority vote of the shareholders and ratification by the Board of Directors, the corporation will apply to have it stock listed on a U.S. stock exchange.

On August 20, 2016, pursuant to a majority vote of the shareholders and ratification by the Board of Directors, the corporation will establish a contractual relationship(s) with registered investment bankers for the purpose of offering the corporation's stock on the capital markets.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)    Not Applicable.

b)    Not Applicable.

c)    Exhibits

Exhibit No.	Description of Exhibit

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the  registrant has duly caused this report to be signed on its behalf by the  undersigned hereunto duly authorized.

Date:  November 21, 2016

By: /s/ Michael Ghiselli
Name:  Michael Ghiselli
Title:  COO

By: /s/ Joseph R. Cellura
Name:  Joseph R. Cellura
Title:  Chairman & Managing Director

By: /s/ Alden L. Hanson
Name:  Alden L. Hanson
Title:  President